UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2, 2010

INNOTRAC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Georgia	000-23741	58-1592285

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6465 East Johns Crossing, Johns Creek, GA	30097

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	678-584-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 2, 2010, Innotrac Corporation, (“Innotrac”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at Inntorac’s headquarters located at 6465 East Johns Crossing, Johns Creek, Georgia.  As of the record date, April 23, 2010, there were 12,860,759 shares of common stock entitled to vote at the Annual Meeting.  There were present at the Annual Meeting, in person or by proxy, holders of 10,610,564 shares representing 82.5% of the common stock entitled to vote at the Annual Meeting.

The following directors were elected to hold office, each for a term of three years, at the Annual Meeting, with the vote for the directors being reflected as follows:

Name	For	Withheld	Non - Vote

Scott D. Dorfman	7,058,863	3,551,701	-

Thomas J. Marano	7,048,319	3,562,245	-

The affirmative vote of the holders of a plurality of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting was required to elect the directors.

A proposal to approve The Innotrac 2010 Stock Award Plan was voted upon with the vote for approval being reflected as follows:

	For	Against	Abstain

The Innotrac 2010 Stock Award Plan	6,945,117	3,650,238	15,209

The affirmative vote of the holders of a majority of the votes cast in person or represented by proxy at the Annual Meeting was required to approve The Innotrac 2010 Stock Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION

/s/ Scott D. Dorfman
Date: June 4, 2010	Scott D. Dorfman President, Chairman and Chief Executive Officer